UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2024

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2024, Malibu Boats, Inc. (the “Company”) and Mr. Jack Springer mutually agreed that Mr. Springer will cease to serve as Chief Executive Officer, effective May 17, 2024 or at such earlier time as the Board may determine (the “Transition Effective Time”), and accordingly the Company and Mr. Springer entered into a Transition, Release and Consulting Agreement (the “Transition Agreement”). Mr. Springer also will resign as a member of the Company’s Board of Directors (the “Board”), effective at the Transition Effective Time.
Pursuant to the Transition Agreement, Mr. Springer will serve as a consultant to the Company for two years following the Transition Effective Time. Mr. Springer may also elect to extend the consulting term for an additional two-year period. During the consulting term, Mr. Springer will remain eligible to vest in his outstanding equity awards pursuant to the terms of the Company’s shareholder-approved Long-Term Incentive Plan. Mr. Springer will not be eligible to receive any bonus for the Company’s 2024 fiscal year but will receive continued payment of his base salary for one year as provided for in the termination provisions of his Employment Agreement with the Company. During the initial and any extended consulting term, Mr. Springer has agreed not to compete with the Company, and has agreed to the extension of the non-competition restriction currently contained in his Employment Agreement for the length of the consulting term.
A copy of the Transition Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.
In connection with the Company and Mr. Springer agreeing to his departure, on February 15, 2024, the Board appointed Mr. Michael Hooks to serve as Executive Chair of the Company and Mr. Ritchie Anderson to serve as President of the Company, in each case effective on February 20, 2024. Additionally, on February 15, 2024, the Board appointed Mr. Mark Lanigan as Lead Director, effective on February 20, 2024.
The Company is undertaking a search for a new Chief Executive Officer. The Company has established an Office of the Chief Executive Officer, comprised of Mr. Hooks and Mr. Anderson, that will assume the duties of the Chief Executive Officer at the Transition Effective Time if a Chief Executive Officer has not been appointed at that time. Mr. Hooks has been a member of the Board of the Company or Malibu Boats Holdings, LLC since 2006 and Mr. Anderson has been the Company’s Chief Operating Officer since 2013, after joining the Company in 2011. Mr. Hooks will also assume the duties of the Company’s principal executive officer at the Transition Effective Time if a new Chief Executive Officer has not been appointed at that time.
Mr. Hooks, age 61, has been a member of the Board since the Company’s initial public offering in February 2014. Mr. Hooks was a director of Malibu Boats Holdings, LLC from May 2006 until the Company’s recapitalization in connection with its IPO in February 2014. He is a co-founder and has been managing partner of Westhook Capital LLC since 2017, and he is a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Previously, Mr. Hooks was a co-head of the Los Angeles office of Credit Suisse First Boston and a managing director in the Los Angeles office of Donaldson, Lufkin & Jenrette. He previously served on the boards of directors of JDC Healthcare Management, Saunders & Associates, TASI Holdings, Virgin America, Logan’s Roadhouse and Switchcraft, as well as the Supervisory Board of Pfeiffer Vacuum Technology, at the time a public company listed on the New York Stock Exchange. Mr. Hooks received a degree in Economics from Princeton University and an M.B.A. with distinction from the Wharton School of Business.
Mr. Anderson, age 58, has served as the Company’s Chief Operating Officer since September 2013 and joined the Company in July 2011 as its Vice President of Operations. Prior to joining Malibu Boats, Mr. Anderson was Vice President of Operations at MasterCraft Boat Company, where he spent 28 years in production management. While at MasterCraft, he held various roles in operations that included management responsibility for manufacturing, supply chain, quality, customer service, environmental and safety. Mr. Anderson has over 41 years of experience in the boat manufacturing industry.
In connection with Mr. Hooks’ appointment as Executive Chair, Mr. Hooks will receive a monthly fee of $50,000 for the period he serves as Executive Chair and will be eligible for a discretionary bonus of $10,000 for each month he serves as Executive Chair, with the amount of such discretionary bonus (if any) to be determined and paid following the conclusion of Mr. Hooks’ service as Executive Chair. Mr. Hooks was awarded a one-time grant of fully vested restricted shares having a grant date value equal to $230,000 in consideration for his services as Executive Chair. Mr. Hooks will also remain eligible to receive compensation under the Company’s Directors’ Compensation Policy while he serves as Executive Chair.
In connection with Mr. Anderson’s appointment as President, Mr. Anderson’s annual base salary was increased to $650,000 and his annual target bonus opportunity was increased to 90% of his annual base salary. Mr. Anderson was also awarded a one-time retention grant of restricted stock units. The restricted stock units have a grant date value equal to $4,000,000 and will vest in installments over a four-year retention period, with 25% of the award vesting on each of the second and third anniversaries of the grant date, and the remaining 50% of the award vesting on the fourth anniversary of the grant date. In addition, in the event Mr. Anderson is terminated by the Company without “Cause” (as such term is defined in Mr. Anderson’s employment agreement with the Company), the award will vest in full.
There are no arrangements or understandings between either Mr. Hooks or Mr. Anderson and any other persons pursuant to which either was selected as an officer of the Company. There are also no family relationships between either Mr. Hooks or Mr. Anderson and any director or executive officer of the Company. Other than as previously disclosed in the 2023 Proxy Statement, Mr. Hooks has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Anderson has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On February 20, 2024, the Company issued a press release announcing the management transitions discussed above.
A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are being filed or furnished as part of this report:

Exhibit No.	Description

Exhibit 10.1	Transition, Release and Consulting Agreement dated February 19, 2024, between Malibu Boats, Inc. and Jack Springer
Exhibit 99.1	Press Release dated February 20, 2024
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

	By:	/s/ Bruce Beckman
Date: February 20, 2024		Bruce Beckman
Chief Financial Officer